EXHIBIT  7.1

                         PROXY




    The undersigned, as record owner of the shares of YourNet, Inc. (OTCBB: YOUR) described below, hereby appoints John Huguet as the proxy of the undersigned to attend the future meeting of the shareholders of said corporation and to represent, vote, execute, consent, waive and otherwise act for the undersigned in the same manner and with the same effect as if the undersigned were personally present at said meeting.


    This proxy may be revoked at any time by the undersigned and unless revoked earlier shall terminate on February 1, 2002.


Number and Class of Shares Owned: 5,970,800 shares of common stock.

                                  For  and  on  behalf  of
                                  Warwick  Nominees  Limited

DATED:  3  February  2000            By:  /s/Robert  W.  Sharp
                                  ======================

                                  Goldcrown  Holdings,  Ltd.
                                  22  Herald  House
                                  Hill  Street
                                  St.  Hellier,  Jersey  JE4  8x2
                                  Channel  Islands

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CUSIP  No.  88-0164955               13D                   Page  6  of  8  Pages